UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 10, 2026

CONSTELLATION BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-08495	16-0716709
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 East Broad Street, Rochester, NY 14614

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (585) 678-7100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock	STZ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

President and Chief Executive Officer Transition

On February 10, 2026, the Board of Directors (the “Board”) of Constellation Brands, Inc. (“Constellation” or the “Company”) appointed Nicholas I. Fink to serve as the Company’s President and Chief Executive Officer (“CEO”), effective April 13, 2026 (the “Effective Date”). Following the Effective Date, Mr. Fink will continue to serve as a member of the Board, a position he has held since January 2021.

Mr. Fink, age 51, has served as Chief Executive Officer and a member of the Board of Directors of Fortune Brands Innovations, Inc. (NYSE: FBIN) (“Fortune Brands”) since January 2020. From March 2019 to January 2020, he served as President and Chief Operating Officer of Fortune Brands. From July 2016 to March 2019, he served as President of Fortune Brands’ Water Innovations group. From June 2015 to July 2016, Mr. Fink served as Senior Vice President of Global Growth and Development of Fortune Brands. Prior to that, he served as President, Asia Pacific and South America of Beam Suntory, Inc. (now known as Suntory Global Spirits), a global spirits company.

In connection with these events, the Human Resources Committee (the “Committee”) of the Board determined that it was appropriate to enter into an executive employment arrangement (“Employment Agreement”) with Mr. Fink, effective as of February 10, 2026. Under the Employment Agreement, Mr. Fink will be employed as the Company’s President and Chief Executive Officer effective as of April 13, 2026. The Employment Agreement contains provisions concerning the term of employment, voluntary and involuntary termination, severance payments, and other termination benefits. The term of the Employment Agreement runs from February 10, 2026 until February 28, 2027, provided that on February 28, 2027, and on each subsequent anniversary thereof, the term shall automatically be extended by the parties for an additional one-year period, until the Company gives Mr. Fink notice, not less than 180 days prior to February 28, 2027, or an anniversary thereof, of a decision not to extend the Employment Agreement for an additional one-year period.

The Employment Agreement provides for an initial annual base salary level for Mr. Fink in the amount of $1,400,000, which may be adjusted upwards by the Committee. He is also eligible to participate in the benefit plans that are generally made available to all executives of the Company. The Employment Agreement specifies a target award under the Company’s Annual Management Incentive Program (“AMIP”) for Fiscal 2027 equal to 160% of base salary, and participation in the Company’s Long-Term Stock Incentive Plan (“LTSIP”) with a Fiscal 2027 annual equity award having an aggregate grant date fair value of $11,000,000. In addition, following the commencement of his employment, in consideration of equity that he is forfeiting by leaving his current employer and as consideration for commencing employment with us, Mr. Fink will receive an equity award consisting of 85,385 restricted stock units and 415,295 nonqualified stock options (the “Replacement Equity Award”). The Employment Agreement includes an adjustment mechanism to address fluctuations in the Company’s stock price between signing of the Employment Agreement and the grant of the Replacement Equity Award. The Replacement Equity Award vests on a pro-rated basis over a three-year period, subject to Mr. Fink’s continued employment through each applicable vesting date, except in cases of death, disability, retirement, voluntary termination for good reason, or involuntary termination without cause. The Agreement provides for reimbursement of up to $50,000 in legal fees incurred by Mr. Fink in connection with the negotiation and drafting of the Employment Agreement.

In the event that the Employment Agreement expires or his employment is terminated by him for a Good Reason Termination or by the Company for any reason other than a For Cause Termination (as each term is defined in the Employment Agreement), the Employment Agreement provides for: (a) a lump-sum cash payment equal to two (2) times his base salary as in effect on the termination date, plus two (2) times the average annual bonus payable to him over the prior three (3) most recently completed fiscal years; (b) a series of twenty-four (24) monthly payments equal to the monthly cost of medical and dental coverage; and (c) reasonable outplacement services for a period of eighteen (18) months. If the Company revokes the Employment Agreement, fails to hire Mr. Fink, he voluntarily terminates his employment for good reason or is involuntarily terminated by the Company without cause prior to the grant of the Replacement Equity Award, Mr. Fink will be entitled to a lump-sum cash payment equal to the sum of the severance amount and the aggregate grant date fair value of the Replacement Equity Award calculated as of the Effective Date, payable within 60 days following such revocation or termination of employment.

In addition, the Employment Agreement contains restrictions upon Mr. Fink’s ability, during and after the period of employment, to use confidential information or trade secrets of the Company, to provide services that are competitive with the Company, and to solicit or induce employees to terminate their employment relationships with the Company. As of February 10, 2026, Mr. Fink ceased being a member of the Human Resources Committee and the Corporate Governance, Nominating, and Responsibility Committee. As of the Effective Date, he will no longer receive the compensation payable to non-management directors for service on the Board.

On February 10, 2026, the Board and William A. Newlands agreed that Mr. Newlands will step down from the role of President and CEO, effective as of the Effective Date. In addition, Mr. Newlands will retire as a member of the Board, also effective as of the Effective Date. From the Effective Date through April 30, 2026, Mr. Newlands will continue as an employee of the Company in the role of Strategic Advisor. In connection with his departure on April 30, 2026, Mr. Newlands will be eligible for severance benefits in accordance with the terms of his pre-existing employment agreement, subject to execution and non-revocation of a release of claims. Also on February 10, 2026, the Committee approved an agreement with Mr. Newlands under which he will serve as a consultant from May 1, 2026 through December 31, 2026, providing, among other things, strategic transition support and advisory services to Mr. Fink (the “Transition Agreement”). Under the Transition Agreement, Mr. Newlands will receive a total consulting fee of $1,200,000, along with reimbursement of certain business expenses, subject to compliance with ongoing confidentiality, non-competition, and non-solicitation obligations.

The foregoing description of the Employment Agreement and the Transition Agreement is a summary, does not purport to be complete, and is subject to, and qualified in its entirety by reference to, the full texts of the Employment Agreement and the Transition Agreement, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

There are no arrangements or understandings between Mr. Fink and any other person pursuant to which he was selected as an executive officer, and there have been no transactions since the beginning of the Company’s last fiscal year, nor are there any currently proposed transactions, regarding Mr. Fink that are required to be disclosed by Item 404(a) of Regulation S-K.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. All statements other than statements of historical fact are forward-looking statements. The word “expect” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These statements may relate to business strategy, future operations, prospects, plans and objectives of management, including statements regarding including the timing of and transition plan for the announced president and CEO succession, and expected actions of third parties. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those set forth in, or implied by, such forward-looking statements. No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur.

The forward-looking statements are based on management’s current expectations and should not be construed in any manner as a guarantee that such actions will in fact occur or will occur on the timetable contemplated hereby. All forward-looking statements speak only as of the date of this Current Report on Form 8-K, and Constellation undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

In addition to risks and uncertainties associated with ordinary business operations, the forward-looking statements contained in this Current Report on Form 8-K are subject to other risks and uncertainties, including the accuracy of all projections and other factors and uncertainties disclosed from time-to-time in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended February 28, 2025, which could cause actual future performance or events to differ from current expectations.

Item 7.01	Regulation FD Disclosure.

On February 12, 2026, the Company issued a news release (the “release”) announcing certain changes in the Company’s senior management personnel described in Item 5.02 above. A copy of this release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

References to Constellation’s website and/or other social media sites or platforms in the release do not incorporate by reference the information on such websites, social media sites, or platforms into this Current Report on Form 8-K, and Constellation disclaims any such incorporation by reference. The information in the release attached as Exhibit 99.1 is incorporated by reference into this Item 7.01 in satisfaction of the public disclosure requirements of Regulation FD. This information is “furnished” and not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and is not otherwise subject to the liabilities of that section. Such information may be incorporated by reference in another filing under the Securities Exchange Act of 1934 or the Securities Act of 1933 only if and to the extent such subsequent filing specifically references the information incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Executive Employment Agreement effective February 10, 2026 between Constellation Brands, Inc. and Nicholas I. Fink.*

10.2	Transition Agreement effective February 10, 2026 between Constellation Brands, Inc. and William A. Newlands.*

99.1	News Release of Constellation Brands, Inc. dated February 12, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Designates management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 12, 2026	CONSTELLATION BRANDS, INC.

	By:	/s/ Garth Hankinson
Garth Hankinson
Executive Vice President and Chief Financial Officer